Exhibit 1

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints William Wolff and P. Yvonne Ying, each of O’Melveny & Myers LLP, or either of them, the undersigned’s true and lawful attorneys-in-fact to:

(1)         prepare, on the undersigned’s behalf, and submit to the United States Securities and Exchange Commission (the “SEC”) a duly signed and notarized Update Passphrase Acknowledgment, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 13 of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2)         execute for and on behalf of the undersigned, in the undersigned’s capacity as a beneficial owner of more than 5% of the common stock of Obagi Medical Products, Inc. (the “Company”), Schedule 13G and all amendments thereunder in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition or disposition of securities of the Company;

(3)         do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13G and all amendments thereunder and timely file such form with the SEC and any stock exchange or similar authority; and

(4)         take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any such Schedule 13G and all amendments thereunder, with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of January 2011.

/s/ Samar Obagi,
Trustee of the Zein & Samar Obagi Family Trust